Exhibit 99.1

BLINK CHARGING ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

Execution of disciplined operational strategy, strengthened revenue quality, and focused DC fast charging investment continues driving Blink’s long term scalable growth.

Bowie, MD – March 26, 2026 – Blink Charging Co. (NASDAQ: BLNK) (“Blink” or the “Company”), a leading global owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the fourth quarter, and full year, ended on December 31, 2025.

FOURTH QUARTER HIGHTLIGHTS

●	Fourth quarter 2025 total revenues were $27.0 million. Full year 2025 total revenues were $103.5 million.
●	Fourth quarter 2025 service revenues grew 62.0% year-over-year (YOY) to $14.7 million. Full year 2025 service revenues increased 44.7% year-over-year to $49.3 million.
●	Service revenue represented 54% of total revenue in the fourth quarter of 2025, up from 32% in fourth quarter last year, and 48% for the full year, compared to 27% in 2024.
●	Operating expenses down 34% from first quarter of 2025 and 15% sequentially, adjusted for non-recurring items.
●	Reduced cash burn by 85% since first quarter to approximately $2 million per quarter for two consecutive quarters. Ended year with $39.5 million in cash and no debt.

The following top-line highlights are in thousands of US dollars:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change
Product Revenues	$11,037	$17,165	(35.7)%	$46,961	$81,703	(42.5)%
Service Revenues(1)	14,680	9,076	61.7%	49,294	34,064	44.7%
Other Revenues(2)	1,325	1,779	(25.5)%	7,265	8,270	(12.2)%
Total Revenues	$27,042	$28,020	(3.5)%	$103,520	$124,037	(16.5)%

(1)	Service Revenues consist of repeatable charging service revenues, recurring network fees, and car-sharing service revenues.
(2)	Other Revenues consist of warranty fees, grants and rebates, and other revenues.

Mike Battaglia, President and CEO of Blink Charging, commented, “2025 was defined by our disciplined execution and strengthening the core of our business. We streamlined operations and our cost structure, improved margins and grew repeatable and recurring service revenue, putting Blink on a resilient and scalable path. Blink is now operating as a faster, leaner organization with a durable long-term direction, and we will continue executing with that same focus as we expand our owner-operated DC fast charging network in the most lucrative markets. We’re proud for delivering on our commitments in 2025, and we now look forward to scaling and continuing to drive.”

Michael Bercovich, Chief Financial Officer of Blink Charging, commented, “Throughout 2025, Blink made deliberate structural improvements to our financial profile. We significantly reduced our operating expenses, improved transparency in reporting, and continued optimizing our operational processes to match our scale and goals. The successful and efficient completion of our December 2025 capital raise is a clear reflection of market confidence in the foundation Blink has built, the Company’s long-term direction, and the value of our growing DC fast-charging owner-operated footprint. The raise and its outcome reinforce the credibility of the strategy we’re pursuing and validate our position as a debt-free company committed to accretive investment. With a clean capital structure and a focused investment approach, we are well positioned to scale thoughtfully and sustainably.”

PUBLIC EQUITY OFFERING

In December 2025, the Company completed a $20 million public equity offering on NASDAQ capital markets, strengthening the Company’s liquidity and accelerating investment in Blink’s owner-operated DC fast charging footprint. This disciplined approach focuses on building durable, high-value infrastructure rather than maximizing raw installation volume.

BUSINESS OUTLOOK AND GUIDANCE

Based on current visibility, the Company expects continued growth in repeatable charging services and network recurring revenue, supported by improving utilization trends, and expansion of DC fast charging deployments. The shift toward higher quality, repeatable, and recurring service revenue remains a core strategic priority. The Company expects margin contribution from this segment to strengthen as utilization and network density continue to increase.

Product revenue is projected to reflect continued discipline following the transition to contract manufacturing, with a strong focus on capital-efficient opportunities. Blink is committed to scalable and sustainable operational and financial progress. For the full year 2026, the Company expects revenue to be in the range of $105 million to $115 million, with gross margins of approximately 35%. The Company also anticipates significantly reduced Adjusted EBITDA losses compared to prior periods. Management expects continued operational improvements to position the Company for profitability.

FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

REVENUES

Total revenues were $27.0 million in the fourth quarter of 2025 and $103.5 million for full year 2025. This compares to full year 2024 revenues of $124.0 million.

Product revenues were $11.0 million in the fourth quarter of 2025, compared to $17.2 million in the fourth quarter of 2024. In total, product revenues were $47.0 million in 2025 compared to $81.7 million in 2024.

Service revenues, which consist of repeatable charging service revenues, recurring network fees, and car-sharing service revenues, increased by $5.6 million or 62% to $14.7 million in the fourth quarter of 2025, compared to service revenues of $9.1 million in the fourth quarter of 2024. Service revenues were a record 54% of total revenue in the fourth quarter 2025 compared with 32% in the same period of last year.

Service revenues for 2025 were $49.3 million compared to $34.1 million in 2024, a 45% increase. Service revenues represented 48% of full year 2025 revenue versus 27% for full year 2024.

Other revenues, which comprised warranty fees, grants and rebates, and additional sources, were $1.3 million in the fourth quarter of 2025, compared to $1.8 million in the fourth quarter of 2024. In 2025, other revenues totaled $7.3 million as compared to $8.3 million in 2024.

GROSS PROFIT

Gross profit was $4.3 million or 15.8% of revenues in the fourth quarter of 2025, compared to gross profit of $4.4 million, or 15.7% of revenues, in the fourth quarter of 2024. Gross profit in the fourth quarter of 2025 included non-cash charges of $5.9 million, primarily driven by legacy inventory adjustments related to Blink’s realignment to contract manufacturing and optimized inventory levels. Excluding the impact of these charges, the gross profit would have been $10.2 million or 37.8% of revenues.

 Gross profit in 2025 was $25.5 million or 24.6% of revenues compared to $37.6 million or 30.3% of revenues in the same prior year period. In 2025, the decrease in gross profit was primarily impacted by non-cash inventory adjustments of $11.8 million. Excluding the impact of these charges, the gross profit would have been $37.3 million or  36% for the full year 2025.

OPERATING EXPENSES

Operating expenses in the fourth quarter of 2025 decreased by 54% to $37.0 million compared to $81.2 million in the fourth quarter of 2024. Operating expenses in the fourth quarter of 2025 included $18.7 million related to the impairment of goodwill and intangible assets of the Mobility segment.

Operating expenses for the full year of 2025 were $109.6 million compared to $240.8 million in the same period of 2024.

NET LOSS AND LOSS PER SHARE

Net Loss for the fourth quarter of 2025 was $(32.7) million, or $(0.28) per basic and diluted share, compared to a net loss of $(76.7) million, or loss of $(0.76) per basic and diluted share in the fourth quarter of 2024. The total net loss in 2025 was $(83.4) million or loss of $(0.76) per basic and diluted share, compared to a total net loss in 2024 of $(201.3) million or loss of $(2.00) per basic and diluted share.

As of December 31, 2025, Blink’s weighted average number of shares outstanding was 109.1 million. As of December 31, 2024, the weighted average number of shares outstanding was 100.8 million.

ADJUSTED EBITDA AND ADJUSTED EPS

Adjusted EBITDA for the fourth quarter of 2025 was a loss of $(10.3) million compared to an adjusted EBITDA loss of $(14.8) million in the same period of 2024. Total adjusted EBITDA for 2025 was a loss of $(58.1) million compared to a total adjusted EBITDA loss of $(52.7) million in 2024.

Adjusted EBITDA (defined as earnings/loss before interest income/expense, income taxes expense, depreciation and amortization, stock-based compensation, acquisition related costs, impairment of goodwill and intangible assets, loss related to underperforming assets of subsidiary, change in fair value related to consideration payable) is a non-GAAP financial measure management uses as a proxy for net income/loss. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Adjusted EPS for the fourth quarter of 2025 was a loss of $(0.11) compared to an adjusted EPS loss of $(0.17) in the fourth quarter of 2024. Total adjusted EPS in 2025 was a loss of $(0.63) compared to a total adjusted EPS loss of $(0.64) in the same period of 2024.

Adjusted EPS (defined as earnings/loss per diluted share) is a non-GAAP financial measure management uses to assess earnings/loss per diluted share excluding non-recurring items such as amortization expense of intangible assets, acquisition-related costs, impairment of goodwill and intangible assets, loss related to disposal of underperforming assets of subsidiary, change in fair value related to consideration payable, and assets impairments. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

CASH LIQUIDITY

As of December 31, 2025, cash, cash equivalents, and marketable securities totaled $39.6 million compared to $55.4 million as of December 31, 2024. Blink had no debt as of December 31, 2025.

EARNINGS CONFERENCE CALL

Blink Charging will host a conference call and webcast to discuss fourth quarter 2025 results today, March 26, 2026, at 4:30 p.m. Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link:

https://www.webcaster5.com/Webcast/Page/2468/53795

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial +1 (973) 528-0011. Callers should use participant access code: 218910.

A replay of the teleconference will be available until April 23, 2026, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay passcode: 53795.

###

BLINK CHARGING CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)

(UNAUDITED)

	For the Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenues:
Product sales	$11,037	$17,165	$46,961	$81,703
Charging service revenue	9,288	6,228	32,285	21,445
Network fees	4,100	1,648	12,200	7,952
Warranty	206	1,989	3,842	5,687
Grant and rebate	59	(569)	310	1,048
Car-sharing services	1,292	1,200	4,809	4,667
Other	1,060	359	3,113	1,535
Total Revenues	27,042	28,020	103,520	124,037

Cost of Revenues:
Cost of product sales	13,998	15,831	41,715	55,796
Cost of charging services	1,203	689	4,524	2,613
Host provider fees	5,118	3,564	17,665	12,870
Network costs	528	583	2,254	2,399
Warranty and repairs and maintenance	611	722	3,538	2,602
Car-sharing services	1,076	1,167	4,266	4,469
Depreciation and amortization	234	1,070	4,055	5,643
Total Cost of Revenues	22,768	23,626	78,017	86,392
Gross Profit	4,274	4,394	25,503	37,645

Operating Expenses:
Compensation	10,466	10,895	49,478	58,665
General and administrative expenses	3,379	8,105	29,349	31,887
Other operating expenses	4,478	4,254	21,355	20,391
Change in fair value of consideration payable and earn-out liabilities	-	99	(9,238)	2,910
Impairment of goodwill	17,897	57,873	17,897	126,984
Impairment of intangible assets	762	-	762	-
Total Operating Expenses	36,982	81,226	109,603	240,837
Loss From Operations	(32,708)	(76,832)	(84,100)	(203,192)

Other Income (Expense):
Interest expense (expense)	(9)	44	19	(431)
Dividend income	138	572	1,021	2,935
Gain (loss) on extinguishment of notes payable	-	-	-	36
Change in fair value of derivatives and other accrued liabilities	-	1	(8)	(10)
Total Other Income (Expense)	129	617	1,032	2,530
Loss Before Income Taxes	(32,579)	(76,215)	(83,068)	(200,662)
Provision for income taxes	(154)	(482)	(317)	(656)
Net Loss	(32,733)	(76,697)	(83,385)	(201,318)

Net Loss Per Share:
Basic	$(0.28)	$(0.76)	$(0.76)	$(2.00)
Diluted	$(0.28)	$(0.76)	$(0.76)	$(2.00)

Weighted Aver Number of Common Shares Outstanding
Basic	115,891,622	101,165,997	109,107,002	100,844,970
Diluted	115,891,622	101,165,997	109,107,002	100,844,970

BLINK CHARGING CO.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

(UNAUDITED)

	December 31,
	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$39,568	$41,774
Marketable securities	-	13,630
Accounts receivable, net	29,532	42,072
Inventory	14,153	36,608
Prepaid expenses and other current assets	6,065	5,396
Total Current Assets	89,318	139,480
Restricted cash	89	78
Property and equipment, net	42,691	37,381
Operating lease right-of-use asset	6,331	9,212
Intangible assets, net	6,634	10,388
Goodwill	1,742	17,897
Other assets	648	590
Total Assets	$147,453	$215,026
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	47,242	38,875
Current portion of earn-out liabilities	1,005	-
Notes payable	265	265
Current portion of operating lease liabilities	2,781	3,216
Current portion of financing lease liabilities	42	34
Current portion of deferred revenue	12,137	17,078
Total Current Liabilities	63,472	59,468
Consideration payable, non-current portion	-	21,028
Earn-out liabilities, non-current portion	981	-
Operating lease liabilities, non-current portion	4,804	7,162
Financing lease liabilities, non-current portion	64	97
Deferred revenue, non-current portion	5,145	5,060
Other liabilities	8,497	6,695
Total Liabilities	82,963	99,510
Commitments and contingencies (Note 16)
Stockholders’ Equity:
Preferred stock, $0.001 par value, 40,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 142,128,133 and 101,970,907 shares issued and outstanding as of December 31, 2025 and 2024, respectively	142	102
Additional paid-in capital	895,505	860,300
Accumulated other comprehensive loss	(8,731)	(5,845)
Accumulated deficit	(822,426)	(739,041)
Total Stockholders’ Equity	64,490	115,516
Total Liabilities and Stockholders’ Equity	$147,453	$215,026

BLINK CHARGING CO. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	For the Year Ended
	December 31,
	2025	2024
Cash Flows From Operating Activities:
Net loss	$(83,385)	$(201,318)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,596	12,751
Non-cash lease expense	4,352	3,666
Non-cash gain on lease termination	(72)	-
Impairment of goodwill	17,897	126,984
Impairment of intangible assets	762	-
Change in fair value of derivatives and other accrued liabilities	8	10
Provision for credit losses	3,894	1,720
(Gain) loss on extinguishment of notes payable	-	(36)
Loss (gain) on disposal of property and equipment	3,112	1,969
Provision for slow moving and obsolete inventory	6,619	4,024
Change in fair value of consideration payable	(9,238)	2,910
Stock-based compensation	2,764	3,525

Changes in operating assets and liabilities:
Accounts receivable	9,892	(906)
Inventory	14,840	500
Prepaid expenses and other current assets	(2,117)	(30)
Other assets	(27)	68
Accounts payable, accrued expenses, and other current liabilities	7,690	(3,768)
Other liabilities	(7,617)	6,358
Operating lease liabilities	(4,285)	(3,222)
Deferred revenue	(5,542)	(3,497)

Total Adjustments	52,528	153,026

Net Cash Used In Operating Activities	(30,857)	(48,292)

Cash Flows From Investing Activities:
Proceeds from sale of marketable securities	13,630	10,500
Proceeds from sale of equity method investment	223	-
Purchase of marketable securities	-	(1,160)
Proceeds from government grants	4,811	1,130
Purchase consideration of Zemetric, net of cash acquired	(207)	-
Proceeds from sale of property and equipment	-	3,425
Capitalization of engineering costs	(205)	-
Purchases of property and equipment	(9,708)	(8,617)

Net Cash Provided By Investing Activities	8,544	5,278

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering [1]	19,417	26,396
Repayment of financing liability in connection with finance lease	(36)	(596)
Repayment of notes payable	(114)	(37,881)
Other	-	(338)

Net Cash Provided By (Used In) Financing Activities	19,267	(12,419)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	851	(1,515)

Net (Decrease) Increase In Cash and Cash Equivalents and Restricted Cash	(2,195)	(56,948)

Cash and Cash Equivalents and Restricted Cash - Beginning of Year	41,852	98,800

Cash and Cash Equivalents and Restricted Cash - End of Year	$39,657	$41,852

Cash and cash equivalents and restricted cash consisted of the following:
Cash and cash equivalents	$39,568	$41,774
Restricted cash	89	78
	$39,657	$41,852

[1]	For the year ended December 31, 2025, includes gross proceeds of $20,909, less issuance costs of $1,492.
For the year ended December 31, 2024, includes gross proceeds of $27,004, less issuance costs of $608.

NON-GAAP FINANCIAL MEASURES

The following table reconciles Net Loss attributable to Blink Charging to EBITDA and Adjusted EBITDA for the periods shown:

	For the Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net Loss	$(32,733)	$(76,697)	$(83,385)	$(201,318)
Add:
Interest Expense	9	(44)	(19)	431
Provision for Income Taxes	154	482	317	656
Depreciation and amortization	3,048	2,856	12,832	13,408
EBITDA	(29,522)	(73,403)	(70,255)	(186,823)
Add:
Stock-based compensation	577	675	2,719	3,552
Acquisition-related costs	-	-	-	26
Impairment of goodwill and intangible assets	18,659	57,873	18,659	126,984
Estimated loss related to underperforming assets of subsidiary	-	-	-	676
Change in fair value related to consideration payable	-	99	(9,238)	2,910
Adjusted EBITDA	$(10,286)	$(14,756)	$(58,115)	$(52,675)

The following table reconciles EPS attributable to Blink Charging to Adjusted EPS for the periods shown:

	For the Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net loss – per basic and diluted share	$(0.28)	$(0.76)	$(0.76)	$(2.00)

Add: Amortization expense of intangible assets	$0.01	$0.01	$0.04	$0.06
Acquisition-related costs	$-	$-	$-	$0.00
Impairment of goodwill and intangible assets	$0.16	$0.57	$0.17	$1.26
Loss related to underperforming assets of subsidiary	$-	$-	$-	$0.01
Change in fair value related to consideration payable	$-	$0.00	$(0.08)	$0.03

Adjusted EPS	$(0.11)	$(0.17)	$(0.63)	$(0.64)

Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that is considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income (Loss) or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are, therefore, considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings (loss) attributable to Blink Charging before interest income (expense), provision for income taxes, depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA (defined as EBITDA adjusted for non-recurring or non-cash items such as stock-based compensation, acquisition related costs, impairment of goodwill and intangible assets, loss related to underperforming assets of subsidiary, change in fair value related to consideration payable) is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Consolidated Statements of Operations.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

About Blink Charging

Blink Charging Co. (NASDAQ: BLNK) is a global leader in electric vehicle (EV) charging equipment and services, enabling drivers, hosts, and fleets to easily transition to electric transportation through innovative charging solutions. Blink’s principal line of products and services include Blink’s EV charging network (“Blink Network”), EV charging equipment, and EV charging services. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

For more information, please visit https://blinkcharging.com/

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including achieving projected revenue, adjusted EBITDA and gross margin targets as described in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

Vitalie Stelea

IR@BlinkCharging.com

Blink Media Contact

Felicitas Massa

PR@BlinkCharging.com